Exhibit 99.1

FleetCor Reports First Quarter 2015 Financial Results

Adjusted Net Income Per Share Grows 29% Year-Over-Year

Raises 2015 Guidance

NORCROSS, Ga., April 30, 2015 — FleetCor Technologies, Inc. (NYSE: FLT), a leading global provider of fuel cards and workforce payment products to businesses, today reported financial results for its first quarter ended March 31, 2015.

“We reported good first quarter results, despite a pretty unfavorable macro-environment. Importantly, our fundamentals were strong, organic revenue growth was approximately 9% in the quarter, on a constant fuel price, currency, and spread basis,” said Ron Clarke, chairman and chief executive officer, FleetCor Technologies, Inc. “We are raising our full year 2015 guidance by $0.05 to reflect our first quarter beat.”

Financial Results for First Quarter 2015:

GAAP Results

•	Total revenues increased 64% to $416.2 million compared to $253.9 million in the first quarter of 2014.

•	The Company reported GAAP net income[1] of $94.2 million or $1.00 per diluted share in the first quarter of 2015 compared to GAAP net income of $75.1 million or $0.88 per diluted share in the first quarter of 2014.

Non-GAAP Results

•	Adjusted revenues[1] (revenues, net less merchant commissions) increased 65% to $388.8 million compared to $236.3 million in the first quarter of 2014.

•	Adjusted net income[1] increased 41% to $135.9 million compared to $96.1 million in the first quarter of 2014.

•	Adjusted net income per diluted share[1] increased 29% to $1.45 compared to $1.12 in the first quarter of 2014.

Fiscal Year 2015 Outlook:

“The first quarter of 2015 was another strong quarter for the Company despite the significant macro- economic headwinds around foreign exchange rates and declining fuel prices. In the aggregate, these macro-economic headwinds impacted our business in the first quarter by approximately $30 million in adjusted revenue or $0.16 in adjusted net income per diluted share,” said Eric Dey, chief financial officer FleetCor Technologies, Inc. “We are raising our guidance to reflect our strong first quarter results but continue to be cautious about the remainder of the year.”

For fiscal year 2015 FleetCor Technologies, Inc. is raising its financial guidance for 2015 as follows:

•	Total revenues between $1,600 million and $1,650 million, no change from the prior guidance;

•	Adjusted net income between $565 million and $585 million, up from the previous guidance range of between $560 million and $580 million;

•	Adjusted net income per diluted share between $6.00 and $6.20, up from the previous guidance range of between $5.95 and $6.15.

[1]	Reconciliations of GAAP results to non GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2 and segment information is provided in Exhibit 3.

1

The Company’s fiscal-year guidance assumptions for 2015 are as follows:

•	Weighted fuel prices up slightly to $2.59 average for the balance of the year in the U.S. compared to $2.58 in the prior guidance and compared to $3.56 per gallon average in the U.S. in 2014, down approximately 30%.

•	Market spreads assumptions remain approximately the same as the prior guidance.

•	Foreign exchange rates equal to the average of April 1 through April 13th, a negative impact to revenue of approximately $20 million and to adjusted net income of approximately $0.08 in adjusted net income per diluted share compared to previous guidance.

•	SVS business is retained for the entire second quarter of 2015.

•	Full year tax rate of 31.8% versus 32.1% in previous guidance.

•	Fully diluted shares outstanding of 94.3 million shares.

•	No impact related to acquisitions or material new partnership agreements not already disclosed.

Conference Call

The Company will host a conference call to discuss first quarter 2015 financial results today at 5:00pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 407-0784, or for international callers (201) 689-8560. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 13608063. The replay will be available until May 7, 2015. The call will be webcast live from the Company’s investor relations website at investor.fleetcor.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FleetCor’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to revenue and earnings guidance and assumptions underlying financial guidance. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as delays or failures associated with implementation; fuel price and spread volatility; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new partnership arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such partnerships or acquired businesses; failure to successfully expand business internationally; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets, as well as the other risks and uncertainties identified under the caption “Risk Factors” in FleetCor’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 2, 2015. FleetCor believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FleetCor does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

2

About Non-GAAP Financial Measures

Adjusted revenue is calculated as revenues, net less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock-based compensation expense related to share-based compensation awards, (b) amortization of deferred financing costs and intangible assets, (c) amortization of the premium recognized on the purchase of receivables, (d) loss on the early extinguishment of debt, (e) our proportionate share of amortization of intangible assets at our equity method investment, and (f) other non-cash adjustments. The Company uses adjusted revenues as a basis to evaluate the company’s revenues, net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The Company believes this is a more effective way to evaluate the company’s revenue performance. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also exclude loss on the early extinguishment of debt from adjusted net income, as this expense is non-cash and is one-time in nature and does not reflect the ongoing operations of the business.

Management uses adjusted revenues and adjusted net income:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues and adjusted net income are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FleetCor

FleetCor is a leading global provider of fuel cards and workforce payment products to businesses. FleetCor’s payment programs enable businesses to better control employee spending and provide card-accepting merchants with a commercial customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in North America, Latin America, Europe, Australia and New Zealand. For more information, please visit www.fleetcor.com.

Contact:

Investor Relations

investor@fleetcor.com

(770) 729-2017

3

FleetCor Technologies, Inc. and subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
	(Unaudited)	(Unaudited)

Revenues, net	$416,166	$253,908

Expenses:
Merchant commissions	27,326	17,623
Processing	81,356	36,856
Selling	26,331	17,414
General and administrative	69,297	43,461
Depreciation and amortization	48,082	24,418

Operating income	163,774	114,136

Other expense, net	1,860	544
Equity method investment loss	2,700	—
Interest expense, net	19,566	5,461

Total other expense	24,126	6,005

Income before income taxes	139,648	108,131
Provision for income taxes	45,495	33,022

Net income	$94,153	$75,109

Basic earnings per share	$1.03	$0.91
Diluted earnings per share	$1.00	$0.88

Weighted average shares outstanding:
Basic shares	91,750	82,737
Diluted shares	93,934	85,695

FleetCor Technologies, Inc. and subsidiaries

Consolidated Balance Sheets

(In thousands, except share and par value amounts)

	March 31, 2015	December 31, 2014
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$379,393	$477,069
Restricted cash	129,562	135,144
Accounts receivable (less allowance for doubtful accounts of $21,969 and $23,842, respectively)	773,474	673,797
Securitized accounts receivable - restricted for securitization investors	679,000	675,000
Prepaid expenses and other current assets	70,198	74,889
Deferred income taxes	77,638	101,451

Total current assets	2,109,265	2,137,350

Property and equipment	137,608	135,062
Less accumulated depreciation and amortization	(65,542)	(61,499)

Net property and equipment	72,066	73,563

Goodwill	3,761,378	3,808,262
Other intangibles, net	2,369,922	2,440,967
Equity method investment	124,086	141,933
Other assets	68,007	72,431

Total assets	$8,504,724	$8,674,506

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$775,929	$716,676
Accrued expenses	151,974	178,375
Customer deposits	451,588	492,257
Securitization facility	679,000	675,000
Current portion of notes payable and other obligations	657,108	749,764
Other current liabilities	40,680	84,546

Total current liabilities	2,756,279	2,896,618

Notes payable and other obligations, less current portion	2,139,704	2,168,953
Deferred income taxes	794,381	815,169
Other noncurrent liabilities	34,186	40,629

Total noncurrent liabilities	2,968,271	3,024,751

Commitments and contingencies

Stockholders’ equity:

Common stock, $0.001 par value; 475,000,000 shares authorized, 119,900,971 shares issued and 91,791,859 shares outstanding at March 31, 2015; and 475,000,000 shares authorized, 119,771,155 shares issued and 91,662,043 shares outstanding at December 31, 2014	120	120
Additional paid-in capital	1,878,383	1,852,442
Retained earnings	1,498,058	1,403,905
Accumulated other comprehensive loss	(249,990)	(156,933)
Less treasury stock, 28,109,112 shares at March 31, 2015 and December 31, 2014	(346,397)	(346,397)

Total stockholders’ equity	2,780,174	2,753,137

Total liabilities and stockholders’ equity	$8,504,724	$8,674,506

FleetCor Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In Thousands)

	Three Months Ended March 31,
	2015	2014
	(Unaudited)	(Unaudited)
Operating activities
Net income	$94,153	$75,109

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	7,498	4,801
Stock-based compensation	16,951	10,612
Provision for losses on accounts receivable	8,145	5,554
Amortization of deferred financing costs	1,744	531
Amortization of intangible assets	39,771	18,272
Amortization of premium on receivables	813	814
Deferred income taxes	(18,738)	603
Equity method investment loss	2,700	—
Other operating gain	(425)	—
Changes in operating assets and liabilities (net of acquisitions):
Restricted cash	5,580	1,404
Accounts receivable	(114,385)	(153,184)
Prepaid expenses and other current assets	1,695	(7,111)
Other assets	(1,835)	545
Excess tax benefits related to stock-based compensation	(6,418)	(16,126)
Accounts payable, accrued expenses and customer deposits	30,154	109,670

Net cash provided by operating activities	67,403	51,494

Investing activities
Acquisitions, net of cash acquired	(851)	(19,292)
Purchases of property and equipment	(8,105)	(5,584)

Net cash used in investing activities	(8,956)	(24,876)

Financing activities
Excess tax benefits related to stock-based compensation	6,418	16,126
Proceeds from issuance of common stock	2,571	4,512
Borrowings on securitization facility, net	4,000	44,500
Deferred financing costs paid	—	(521)
Principal payments on notes payable	(25,875)	(6,875)
Payments on revolver- A Facility	(120,736)	(134,803)
Payments on foreign revolver- B Facility	—	(3,601)
Payments on swing line of credit, net	30,865	15
Payment of contingent consideration	(39,808)	—
Fair value adjustment for contingent consideration arrangements	(76)	(246)

Net cash used in financing activities	(142,641)	(80,893)

Effect of foreign currency exchange rates on cash	(13,482)	(456)

Net decrease in cash and cash equivalents	(97,676)	(54,731)
Cash and cash equivalents, beginning of period	477,069	338,105

Cash and cash equivalents, end of period	$379,393	$283,374

Supplemental cash flow information
Cash paid for interest	$21,290	$6,264

Cash paid for income taxes	$15,992	$20,865

Exhibit 1

RECONCILIATION OF NON-GAAP MEASURES AND PRO FORMA INFORMATION

(In thousands, except shares and per share amounts)

(Unaudited)

The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended March 31,
	2015	2014

Revenues, net	416,166	253,908
Merchant commissions	27,326	17,623

Total adjusted revenues	$388,840	$236,285

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended March 31,
	2015	2014
Net income	$94,153	$75,109

Stock based compensation	16,951	10,612
Amortization of intangible assets	39,771	18,272
Amortization of premium on receivables	813	814
Amortization of deferred financing costs	1,744	531
Amortization of intangibles at equity method investment	2,705	—

Total pre-tax adjustments	61,984	30,229

Income tax impact of pre-tax adjustments at the effective tax rate	(20,193)	(9,232)

Adjusted net income	$135,943	$96,106

Adjusted net income per diluted share	$1.45	$1.12

Diluted shares	93,934	85,695

Exhibit 2

Transaction Volume, Revenues and Adjusted Revenue, Per Transaction and by Segment

(In thousands except revenues, net per transaction and adjusted revenues per transaction)

(Unaudited)

	Three Months Ended March 31,
	2015	2014	Change	% Change

NORTH AMERICA
- Transactions[2]	384,544	40,425	344,119	851.3%
- Revenues, net per transaction	$0.78	$3.13	$(2.35)	-75.1%
- Revenues, net	$298,813	$126,375	$172,438	136.4%

INTERNATIONAL
- Transactions	46,778	47,192	(414)	-0.9%
- Revenues, net per transaction	$2.51	$2.70	$(0.19)	-7.2%
- Revenues, net	$117,353	$127,533	$(10,180)	-8.0%

FLEETCOR CONSOLIDATED REVENUES
- Transactions[2]	431,322	87,617	343,705	392.3%
- Revenues, net per transaction	$0.96	$2.90	$(1.93)	-66.7%
- Revenues, net	$416,166	$253,908	$162,258	63.9%

FLEETCOR CONSOLIDATED ADJUSTED REVENUES[1]
- Transactions[2]	431,322	87,617	343,705	392.3%
- Adjusted Revenues per transaction	$0.90	$2.70	$(1.80)	-66.6%
- Adjusted Revenues	$388,840	$236,285	$152,555	64.6%

[1]	Adjusted revenues is a non-GAAP financial measure defined as revenues, net less merchant commissions. The Company believes this measure is a more effective way to evaluate the Company’s revenue performance. Refer to Exhibit 1 for a reconciliation of revenues, net to adjusted revenues.
[2]	Includes approximately 301 million transactions related to our SVS business acquired with Comdata in 2014.

Sources of Revenue3

	Three Months Ended March 31,
	2015	2014	Change	% Change
Revenue from customers and partners	62.5%	56.1%	6.4%	11.4%
Revenue from merchants and networks	37.5%	43.9%	-6.4%	-14.6%

Revenue tied to fuel-price spreads	14.0%	13.8%	0.2%	1.4%
Revenue influenced by absolute price of fuel	12.7%	18.0%	-5.3%	-29.4%
Revenue from program fees, late fees, interest and other	73.3%	68.2%	5.1%	7.5%

[3]	Expressed as a percentage of consolidated revenue.

Exhibit 3

Segment Results

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues, net:
North America	$298,813	$126,375
International	117,353	127,533

	$416,166	$253,908

Operating income:
North America	$109,766	$56,197
International	54,008	57,939

	$163,774	$114,136

Depreciation and amortization:
North America	$31,922	$6,636
International	16,160	17,782

	$48,082	$24,418

Capital expenditures:
North America	$4,224	$1,996
International	3,881	3,588

	$8,105	$5,584